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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                For further information contact:

                                John Schoen             Jack Seller
                                COO/CFO                 Director, Marketing & PR
                                PCTEL, Inc.             PCTEL, Inc.
                                (773) 243-3000          (773) 243-3016
                                                        jack_seller@pctel.com



               PCTEL POSTS $15.3 MILLION IN FOURTH QUARTER REVENUE

             WIRELESS REVENUE UP 305% OVER FOURTH QUARTER LAST YEAR

                      2004 REVENUE CLIMBS TO $48.2 MILLION


CHICAGO, IL - FEBRUARY 22, 2004 - PCTEL, Inc. (NASDAQ: PCTI), a global leader in simplifying mobility, today announced financial results for the fourth quarter ended December 31, 2004. Total revenue was $15.3 million for the fourth quarter of 2004, including $14.2 million of wireless product revenue and $1.1 million of licensing revenue. This compares to $18.3 million of revenue in the fourth quarter 2003, which included $3.5 million of wireless revenue and $14.8 million of licensing revenue. The increase in wireless revenue was primarily due to the acquisition of MAXRAD in the first quarter 2004 and several antenna product lines from Andrew Corporation (NASDAQ: ANDW) in the fourth quarter 2004.

Net income for the fourth quarter of 2004 was $1.1 million, or $0.05 per diluted share, compared to net income of $8.0 million, or $0.39 per diluted share reported in the fourth quarter of 2003. Both the fourth quarter of 2004 and 2003 contained significant one-time items that positively impacted net income. The fourth quarter of 2004 included a $3.2 million reversal of a modem royalty expense reserve made possible by the settlement of the company's patent litigation with 3Com. The fourth quarter of 2003 included $13.5 million in net licensing revenue and gross profit related to an intellectual property settlement with Intel.

The company previously announced the acquisition of several antenna product lines from Andrew Corporation (NASDAQ: ANDW). That transaction closed on October 29, 2004 and the results from these operations for November and December are reported in the fourth quarter 2004 results.

The company realized strong sales for its Wi-Fi Antennas and its new CLARIFY(TM) Interference Management System (IMS). During the quarter, the company released its

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secure Roaming Client for wireless connectivity and realized software licensing revenue through carrier sales.

For the year ended December 31, 2004, the company's total revenue was $48.2 million, comprised of $42.3 million of wireless revenue and $5.9 million of licensing revenue. In 2003 the company had $45.6 million of total revenue, comprised of $9.6 million of wireless revenue, $18.1 million of licensing revenue and $17.9 million of HSP modem revenue. The HSP modem product line was sold to Conexant in May of 2003. Net loss for 2004 was $(2.7) million, or $(0.14) per diluted share, compared to net income of $5.9 million, or $0.28 cents per diluted share in 2003.

"We are excited about our strong fourth quarter results," said Marty Singer, PCTEL's Chairman and CEO. "We achieved consistency in our software sales, established CLARIFY as a leading cellular optimization tool, and immediately integrated our recent antenna product acquisitions into our core operations. Our efforts to simplify mobility now extend to both RFID and satellite radio as we continue to expand our antenna product line. We look forward to continuing our corporate development activities and increasing revenue in 2005," added Singer.

Cash and short-term investments on December 31, 2004 were $84.1 million, a decrease of $18.2 million from the third quarter of 2004. The decrease is primarily attributed to the purchase of the Andrew product lines, the purchase of a new building for the Antenna Product Group, and the stock buyback program. The company repurchased 135,400 of its shares during the quarter just ended. As of December 31, 2004, the company has repurchased 2.0 million out of the 2.5 million shares authorized by the Board of Directors under its share buyback program.

In connection with its evaluation and testing activities under Section 404 of the Sarbanes Oxley Act of 2002, the company has concluded that a control deficiency in its internal controls over financial reporting as of December 31, 2004 constitutes a "material weakness" within the meaning of the Public Company Accounting Oversight Board Auditing Standard No. 2. The material weakness relates to the company's accounting for income taxes in the fourth quarter as part of the year-end reporting process. The financial statements presented have been appropriately adjusted and reflect the correct income tax expense and income tax accrual. Because the error relates to our tax accounting, it has no effect on our business or customers, and has no impact on our revenues, our cash flows or our financial condition. To remediate the deficiency, the company has engaged an outside tax consultant and is implementing an internal training program to enhance the capabilities of its internal tax personnel. Management will disclose the material weakness in internal controls in its 2004 annual Form 10-K and indicate that the company's internal controls over financial reporting were not effective as of year-end. In addition, the company expects that the material

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weakness will result in an adverse opinion by the company's independent registered public accountants on the effectiveness of the company's internal controls.

CONFERENCE CALL / WEBCAST
The company will hold a conference call at 4:00 PM CST (5:00 PM EST) today with Marty Singer, chairman and chief executive officer, and John Schoen, chief operating officer and chief financial officer. The session will include brief remarks, and can be accessed by calling (800) 545-9583 (U.S./Canada) or (913) 981-4910 (international).

To listen via the Internet, please visit, www.pctel.com, or http://www.shareholder.com/pctel/MediaList.cfm

REPLAY: A replay will be available for two weeks after the call on PCTEL's web site at www.pctel.com or by calling (888) 203-1112 (U.S./Canada) or (719) 457-0820 (international) access code: 3254384.

ABOUT PCTEL
PCTEL (NASDAQ:PCTI), founded in March 1994, is a global leader in simplifying mobility. PCTEL's Mobility Solution Group's (http://mobilitysolutions.pctel.com) software tools provide secure, access independent, remote connectivity. PCTEL's RF Solution Group's (http://rfsolutions.pctel.com) portfolio of OEM receivers and receiver-based products are used to measure and monitor cellular networks. PCTEL's Antenna Products Group (http://antenna.pctel.com) designs, distributes, and supports innovative antenna solutions that facilitate and simplify wireless communications. PCTEL protects its leadership position with a portfolio of more than 130 analog and broadband communications and wireless patents, issued or pending, including key and essential patents for modem technology. PCTEL's products are sold or licensed to wireless carriers, wireless ISPs, distributors, wireless test and measurement companies, system integrators, PC manufacturers and PC card and board manufacturers. PCTEL headquarters are located at 8725 West Higgins Road, Suite 400, Chicago, IL 60631. Telephone: 773-243-3000. For more information, please visit our web site at: http://www.pctel.com.

PCTEL SAFE HARBOR STATEMENT
This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL's expectations regarding its future business prospects and the future growth of its wireless and licensing businesses are forward looking statements within the meaning of the safe harbor. These statements are based on management's current expectations and actual results may differ materially from those projected as a result of certain risks and

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uncertainties, including the ability to successfully grow the wireless products business, the ability to implement new technologies and obtain protection for the related intellectual property, and the risks inherent in potential acquisitions. In addition, there is no certainty that, in connection with the required compliance activities under Section 404 of the Sarbanes-Oxley Act of 2002, PCTEL or its independent auditors will not identify additional control deficiencies in the company's internal controls over financial reporting, including deficiencies that constitute additional material weaknesses within the meaning of the accounting requirements. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.


                                      # # #


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                                   PCTEL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE INFORMATION)



                                                                 Three Months Ended          Twelve Months Ended
                                                                    December 31,                 December 31,
                                                               ----------------------      ----------------------
                                                                 2004          2003          2004          2003
                                                               --------      --------      --------      --------


REVENUES                                                       $ 15,298      $ 18,311      $ 48,221      $ 45,600
COST OF REVENUES                                                  7,335           592        19,786        13,464
MODEM INVENTORY AND ROYALTY EXPENSE RECOVERY                     (3,208)            -        (3,208)       (1,800)
                                                               --------      --------      --------      --------
GROSS PROFIT                                                     11,171        17,719        31,643        33,936
                                                               --------      --------      --------      --------
OPERATING EXPENSES:
      Research and development                                    2,376         1,715         8,506         7,808
      Sales and marketing                                         2,863         1,848        10,944         7,503
      General and administrative                                  4,243         3,092        14,402        10,387
      Amortization of other intangible assets                       840           343         2,972         1,124
      Acquired in-process research and development                    -             -             -         1,100
      Restructuring charges                                         129           522           (66)        3,462
      Gain on sale of assets and related royalties                 (500)         (500)       (2,000)       (5,476)
      Stock Based Payments                                          385           210         1,425           958
                                                               --------      --------      --------      --------
           Total operating expenses                              10,336         7,230        36,183        26,866
                                                               --------      --------      --------      --------
INCOME (LOSS) FROM OPERATIONS                                       835        10,489        (4,540)        7,070
OTHER INCOME, NET                                                   402           263         1,261         1,383
                                                               --------      --------      --------      --------
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES         1,237        10,752        (3,279)        8,453
PROVISION (BENEFIT) FOR INCOME TAXES                                173         2,730          (541)        2,575
                                                               --------      --------      --------      --------
NET INCOME (LOSS)                                              $  1,064      $  8,022      $ (2,738)     $  5,878
                                                               ========      ========      ========      ========

Basic earnings (loss) per share                                $   0.05      $   0.41      $  (0.14)     $   0.29
Shares used in computing basic earnings (loss) per share         20,064        19,722        19,857        20,145

Diluted earnings (loss) per share                              $   0.05      $   0.39      $  (0.14)     $   0.28
Shares used in computing diluted earnings (loss) per share       20,408        20,403        19,857        20,975

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                                   PCTEL, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)

                                                         December 31,      December 31,
                                                            2004               2003
                                                         ------------      ------------
                           ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                          $  83,887         $ 106,007
       Restricted cash                                          208               278
       Short-term investments                                     -            19,177
       Accounts receivable, net                              10,819             3,630
       Inventories, net                                       8,554             1,267
       Prepaid expenses and other assets                      2,969             1,929
                                                          ---------         ---------
              Total current assets                          106,437           132,288
PROPERTY AND EQUIPMENT, net                                   9,746             1,197
GOODWILL                                                     14,114             5,561
OTHER INTANGIBLE ASSETS, net                                 11,628             4,140
OTHER ASSETS                                                    180                55
                                                          ---------         ---------
TOTAL ASSETS                                              $ 142,105         $ 143,241
                                                          =========         =========

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable                                   $   1,085         $     333
       Accrued royalties                                         11             3,208
       Income taxes payable                                   5,692             7,359
       Deferred revenue                                       1,920             2,960
       Accrued liabilities                                   10,140             5,739
                                                          ---------         ---------
              Total current liabilities                      18,848            19,599
LONG-TERM LIABILITIES                                           334               736
                                                          ---------         ---------
              Total liabilities                              19,182            20,335
                                                          ---------         ---------

STOCKHOLDERS' EQUITY:
       Common stock                                              21                20
       Additional paid-in capital                           160,180           155,548
       Deferred compensation                                 (4,422)           (2,552)
       Accumulated deficit                                  (32,938)          (30,201)
       Accumulated other comprehensive income                    82                91
                                                          ---------         ---------
              Total stockholders' equity                    122,923           122,906
                                                          ---------         ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 142,105         $ 143,241
                                                          =========         =========